Exhibit 99.2
ITEM 14 — OTHER EXPENSES
Item 14. Other Expenses of Issuance and Distribution.
     The expenses to be paid by Midwest Banc Holdings, Inc. (the “Registrant”), in connection with the issuance and distribution of the Registrant’s depository shares, each of which represents a 1/100th interest in a share of the Registrant’s Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock, $.01 par value per share, being offered pursuant to the registration statement, File No. 333-147295 (the “Registration Statement”), a prospectus supplement filed on November 28, 2007, and a prospectus supplement to be filed on or about December 7, 2007, other than underwriting discounts and commissions, are set forth in the following table.

Securities and Exchange Commission registration fee*	$1,535
NASD, blue sky fees and expenses	32,500
Printing and engraving expenses	75,000
Legal fees and expenses	150,000
Accounting fees and expenses	50,000
Transfer agent and registrar fees	4,000
Miscellaneous	11,965

Total	$325,000

*	Estimated portion of the $4,605 filing fee paid by the Company in connection with the Registration Statement relating to the depository shares to be offered pursuant to the prospectus supplements.